As filed with the Securities and Exchange Commision on January 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ALLIANCE GAMING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	88-0104066
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6601 South Bermuda Road

Las Vegas, Nevada 89119

(702) 270-7600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

ALLIANCE GAMING CORPORATION

AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Mark Lerner

Senior Vice President and Secretary

ALLIANCE GAMING CORPORATION

6601 South Bermuda Road

Las Vegas, Nevada 89119

(702) 270-7600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,

of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to	Offering Price per	Aggregate	Registration
to be Registered	be Registered	Share*	Offering Price*	Fee
Common Stock	2,500,000	$11.94 per share	$29,837,500	$3,511.87

* Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of Alliance Gaming Corporation on the New York Stock Exchange on January 11, 2005 of $12.05 and $11.82.

    This Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Amended and Restated 2001 Long-Term Incentive Plan.

INTRODUCTION

At the Annual Meeting of Alliance Gaming Corporation (the “Company” or the “Registrant”) held on December 8, 2004, stockholders holding a majority of the shares of the Company’s voting stock approved an increase in the amount of shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”), that may be issued under the Company’s Amended and Restated 2001 Long Term Incentive Plan (the “Plan”) by 2,500,000.

This Registration Statement is being filed by the Company in accordance with General Instruction E to Form S-8 to register these additional 2,500,000 shares of the Company’s Common Stock that may be issued under the Plan.  The contents of (i) the Company’s Registration Statement on Form S-8 (File No. 333-81154; filed January 22, 2002) registering 2,000,000 shares of Common Stock to be issued under the Plan (taking into account a two-for-one stock split of the Company’s Common Stock effective August 21, 2001 for shareholders of record on July 31, 2001); (ii) the Company’s Registration Statement on Form S-8 (File No. 333-105087; filed May 8, 2003) registering an additional 2,000,000 shares of Common Stock to be issued under the Plan; and (iii) the Company’s Registration Statement on Form S-8 (File No. 333-115271; filed May 7, 2004) registering an additional 3,500,000 shares of Common Stock to be issued under the Plan (collectively, the “Registration Statements”) are incorporated by reference herein (unless otherwise indicated below).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are hereby incorporated in this registration statement by reference:

(a)  The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on September 13, 2004 and October 28, 2004, respectively;

(b)  The Company’s Definitive Proxy Statement for the 2004 Annual Meeting of Stockholders held on December 8, 2004, filed on November 9, 2004;

(c)  The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, filed on November 9, 2004;

(d)  The Company’s Current Reports on Form 8-Ks filed on October 5, 2004, November 15, 2004, December 9, 2004, December 16, 2004, December 27, 2004 and January 4, 2005, respectively.

(e)  The description of the common stock contained in a registration statement we filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into and to be part of this registration statement and the prospectus that is part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Limited Liability and Indemnification of Directors and Officers.

The contents of Item 6 in the prior Registration Statements are hereby incorporated by reference into this registration statement.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
4.1

The Company’s Amended and Restated 2001 Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-8/POS, Registration Number 333-115271, as filed with the Securities and Exchange Commission on November 2, 2004).

4.2	Amendment Number One to the Company’s Amended and Restated 2001 Long-Term Incentive Plan, dated as of December 8, 2004.
4.3

Restated Articles of Incorporation of the Company adopted March 8, 1999 (incorporated herein by reference to Exhibit 4.6 to the Company’s Form S-8, Registration Number 333-115271, as filed with the Securities and Exchange Commission on May 7, 2004).

4.4

Revised and Amended By Laws of the Company adopted February 11, 1998 (incorporated herein by reference to the Company’s Form 10-Q for the quarter ended December 31, 1997, as filed with the Securities and Exchange Commission on February 17, 1998).

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Pages).

Item 9. Undertakings.

The contents of Item 9 in the prior Registration Statements are hereby incorporated by reference into this registration statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 14, 2005.

ALLIANCE GAMING CORPORATION

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard Haddrill and Mark Lerner, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/Richard Haddrill	Director, President and Chief Executive Officer	January 14, 2005
Richard Haddrill

/s/ Robert L. Saxton	Executive Vice President, Treasurer and Chief Financial Officer	January 14, 2005
Robert L. Saxton

/s/ Jacques Andre	Director	January 14, 2005
Jacques André

/s/ Anthony DiCesare	Director	January 14, 2005
Anthony DiCesare

/s/ Joel Kirschbaum	Director	January 14, 2005
Joel Kirschbaum

/s/ David Robbins	Director	January 14, 2005
David Robbins

/s/ Kevin Verner	Director	January 14, 2005
Kevin Verner

Exhibit Index

Exhibit Number	Description
4.1

The Company’s Amended and Restated 2001 Long Term Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-8/POS, Registration Number 333-115271, as filed with the Securities and Exchange Commission on November 2, 2004).

4.2	Amendment Number One to the Company’s Amended and Restated 2001 Long-Term Incentive Plan, dated as of December 8, 2004.
4.3

Restated Articles of Incorporation of the Company adopted March 8, 1999 (incorporated herein by reference to Exhibit 4.6 to the Company’s Form S-8, Registration Number 333-115271, as filed with the Securities and Exchange Commission on May 7, 2004).

4.4

Revised and Amended By Laws of the Company adopted February 11, 1998 (incorporated herein by reference to the Company’s Form 10-Q for the quarter ended December 31, 1997, as filed with the Securities and Exchange Commission on February 17, 1998).

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the securities being registered.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Pages).